Exhibit 99.1
                 [THE ANDERSONS LETTERHEAD]



October 26, 1995



Dear Partner:

Attached are the Partnership's distributions request forms. As you know, these must be completed and returned on or before November 7, 1995 if you wish to receive distributions on November 17, 1995. If you have any questions regarding your current account balance, your estimated 1995 tax liability, whether you should elect to participate this year in the state composite income tax returns for which you qualify, or how to complete these forms, please call me at (419) 891-6544.


Sincerely,

/s/ John P. Kraus

John P. Kraus
Tax Manager


                                                              October 26, 1995
                                 THE ANDERSONS

                              1995 FOURTH QUARTER
                         CASH DISTRIBUTION DECLARATION


     I understand that I may now reconsider the cash distribution declaration I made earlier in 1995. This cash distribution must be approved by the Board of Directors of The Andersons Management Corp. The basis of this cash distribution remains unchanged from the previous declaration.

     I further understand that I may receive the fourth quarter cash distribtuion in increments of 25% of the original maximum distribution. Any amount I choose not to receive will remain invested in my capital account.


     Please complete the box below:

     Please write me a check for _______% of this cash distribution; keep the remaining amount of the distribution in my capital account.


_____________________________________   ____________________________________
      (Full legal name of partner)                  (signature)
            Please Print

                                        ___________________________________
                                                      (date)


     Please complete, sign, date and return this to John Kraus no later than Tuesday, November7, 1995. It is acceptable to reply via fax at (419) 891-6670.


                                                              October 26, 1995
                                 THE ANDERSONS

                    1995 FINAL TAX DISTRIBUTION DECLARATION


     I understand that the Partnership plans to make a final tax distribution for the purpose of making final reimbursement to me for the taxes I must pay on the income earned on my partnership investment during 1995.

     I also understand that I may elect to receive all, some or none of any remaining available tax distribution in increments of 5%. Any amount I elect not to receive will remain invested in my partnership capital account.

     Please complete the box below:

     Please write me a check for _______% of this cash distribution; keep the remaining amount of the distribution in my capital account.


_____________________________________   _____________________________________
      (Full legal name of partner)                   (signature)
             Please Print

                                        _____________________________________
                                                       (date)


     Please complete, sign, date and return this to John Kraus no later than Tuesday, November7, 1995. It is acceptable to reply via fax at (419) 891-6670.


                                                              October 26, 1995
                                 THE ANDERSONS

                    1995 SPECIAL EQUITY WITHDRAWAL REQUEST

TO:  Gary Smith
     John Kraus

Gary/John:

     Please consider this letter as a request for a special withdrawal from my partner equity account at book value as of November 15, 1995 in the amount listed below.

     I understand that Company management will review the total of all amounts requested and determine its ability to honor those requests in light of the Company's liquidity needs. In the event that the total of all amounts requested exceeds the Company's ability to honor all requests, the Partnership will distribute to each requesting partner a lesser amount, pro rated based on the amount each partner has requested.

     I further understand that the amount of my withdrawal, as adjusted by Company management if necessary, will be paid on November 17, 1995 if the merger proposal passes on the preceding evening. If the merger proposal fails, this and all other such requests will be deemed null and void.

     Please complete the box below:


     Please consider my request for an equity withdrawal of $________________.


_____________________________________  _______________________________________
      (Full legal name of partner)                 (signature)
            Please Print

                                       _______________________________________
                                                     (date)


If you wish to make a special equity withdrawal request, please complete, sign, date and return this form to John Kraus no later than Tuesday, November 7, 1995. It is acceptable to reply via fax at (419) 891-6670.



                    1995 STATE COMPOSITE INCOME TAX RETURN
                                 ELECTION FORM

1.   Partner                            Spouse
     [Name, Address, Social Security    [Spouse's Social Security #]
     #, State and City of Residence]
                                        1995 Filing Status (Mark one)
                                          __ Married filing joint
                                          __ Married filing separately
                                          __ Single
                                          __ Head of household

     Date moved in 1995 if any __/__/__      SPOUSE'S BIRTH DATE __/__/__

2. I will claim the following exemptions on my 1995 federal income tax return:

     [  ] Self      [  ]  Number of dependent children
     [  ] Spouse    [  ]  Number of other dependents

3.   The following persons will be age 65 or older at December 31, 1995:

     [  ] Self      [  ]  Number of dependent children
     [  ] Spouse

4. Last year you indicated that you both qualified and elected to be included on the composite income tax returns in the following states (California is a new state for 1995):

     [  ] California          [  ] Indiana        [  ] New Jersey
     [  ] Georgia             [  ] Maryland       [  ] North Carolina
     [  ] Illinois            [  ] Michigan       [  ] Ohio

     Please strike the names of any of the above states in which you do not qualify or do not elect to be included in a 1995 composite return. If there is a state composite return in which you did not qualify or did not elect to be included in 1994, but in which you both qualify and elect to be included in 1995, please indicate so by placing an 'X' next to that state's name.

5. Please list any 1995 estimated payments you have made to states other than your state(s) of residence:

          State               Date           Amount



6. I hereby authorize The Andersons to file on my behalf the state composite returns according to my instructions in item 4 above. I understand that I am not eligible to be included in a composite return for any state in which I was a resident or received any other income subject to tax in 1995. I hereby declare that the information on this form is true, correct and complete.

     Partner Signature _________________________ Date ____________________

Please return this form to John Kraus no later than Tuesday, November 7, 1995.


                    1995 STATE COMPOSITE INCOME TAX RETURN
              ELECTION FORM - TRUSTS, ESTATES AND OTHER ENTITIES

1.   PARTNER NAME AND ADDRESS

     [Partner name and address]              Federal Tax ID# [#]

2. I understand that this partner is treated for federal income purposes as (check one):

     [  ]  a taxable trust              [  ]  an exempt trust
     [  ]  a taxable estate             [  ]  an other exempt entity
     [  ]  a taxable corporation        [  ]  a partnership
     [  ]  other (explain)______________________________________________

     (If this partner is a partnership or a taxable corporation or is not an income taxpayer under federal law, please stop here, sign and date below
     and return.)   Note:  exempt entities may be subject to federal and/or
     state tax on unrelated business income.

3. Last year, I indicated that this partner both qualified and elected to be included on the composite income tax returns in the following states (California, Indiana and New Jersey prohibit the participation of taxable trusts in the composite return):

     [  ]  Georgia       [  ]  Maryland      [  ]  North Carolina
     [  ]  Illinois      [  ]  Michigan

     Please strike the names of any of the above states in which the partner does not qualify or does not elect to be included in a 1995 composite return. If there is a state composite return in which the partner did not qualify or did not elect to be included in 1994, but in which the partner both qualifies and elects to be included in 1995, please indicate so by placing an X next to the states name.

4. I hereby authorize The Andersons to include this partner in the 1995 state composite returns according to my instructions in item 3 above. I understand that this partner is not eligible to be included in a composite return for any state in which it was a resident or received any income subject to tax in 1995. I also understand that this partner is not eligible to be included in a composite return if it is a corporation or a partnership. I hereby declare that the information on this form is true, correct and complete.

     Partner Signature: ___________________________________________________
                    By: ___________________________________________________
                  Date: _______________________

Please return this form to John Kraus no later than Tuesday, November 7, 1995.